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                                                                   EXHIBIT 10.31


                                EXCERPTS FROM THE
                             MINUTES OF A MEETING OF

                            THE BOARD OF DIRECTORS OF
                                  ABGENIX, INC.

                              7601 DUMBARTON CIRCLE
                                FREMONT, CA 94555

                                OCTOBER 22, 1997
                                   12:00 P.M.

        The following are the minutes of the meeting of the Board of Directors of Abgenix, Inc., a Delaware corporation, held at the above time and place pursuant to notice duly given to all members of the Board of Directors.

        Present at the meeting were directors Stephen Sherwin, R. Scott Greer, Raju Kucherlapati, Joseph Maroun and Mark Logan, being all members of the Board of Directors. Also present at the invitation of the Board was Mario M. Rosati.

        Dr. Sherwin, Chairman of the Board, called the meeting to order and requested that Mr. Rosati keep the minutes of the meeting . . .

        The Board next discussed the acceleration provisions in the corporation's outstanding options in the event of a change of control of Cell Genesys. After further discussion and upon motion duly made and seconded, it was,

        RESOLVED: That, so long as Cell Genesys owns or controls at least a majority of the Abgenix voting stock, upon a Change of Control of Cell Genesys (as defined below) (or if Abgenix is merged with or into Cell Genesys in anticipation of such Change of Control of Cell Genesys, then upon the closing of the merger of Abgenix with or into Cell Genesys), then each share of Abgenix voting stock held by a director or an employee of Abgenix who has served for one year or more (collectively, "Abgenix Employees") shall become subject to the provisions set forth



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        below, and each option to acquire a share of Abgenix voting stock held by an Abgenix Employee shall become subject to the provisions set forth below.

        RESOLVED FURTHER: That upon a Change of Control of Cell Genesys (as defined below) (or if Abgenix is merged with or into Cell Genesys in anticipation of such Change of Control of Cell Genesys, then upon the closing of the merger of Abgenix with or into Cell Genesys), then each share of Abgenix voting stock held by an officer of Cell Genesys at or above the vice-presidential level ("CG Officer") shall become subject to the provisions set forth below, and each option to acquire a share of Abgenix voting stock held by a CG Officer shall become subject to the provisions set forth below.

        RESOLVED FURTHER: That, upon a Change of Control of Cell Genesys, should an Abgenix Employee or a CG Officer be Involuntarily Terminated other than for Cause (as such terms are defined below) at any time within 24 months following such Change of Control of Cell Genesys, then 100% of such individual's Abgenix shares and options shall automatically be accelerated in full so as to become completely vested and fully exercisable.

        RESOLVED FURTHER: That, for the purpose of these resolutions "Change of Control" means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Cell Genesys representing 50% or more of the total voting power represented by Cell Genesys' then outstanding voting securities; (ii) a change in the composition of the Board of Directors of Cell Genesys as a result of which fewer than a majority of the directors are "Incumbent Directors;" or (iii) the stockholders of Cell Genesys approve (x) a merger or consolidation of Cell Genesys with any other corporation, other than a merger or consolidation which would result in the voting securities of Cell Genesys outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls Cell Genesys or controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Cell Genesys, such surviving entity or the entity that controls Cell Genesys or controls such surviving entity outstanding immediately after such merger or consolidation, or (y) the stockholders of Cell Genesys approve a plan of complete liquidation of Cell Genesys or an agreement for the sale or disposition by Cell Genesys of all or substantially all Cell Genesys' assets.

        RESOLVED FURTHER: That "Incumbent Directors" shall mean directors who either (A) are directors of Cell Genesys as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of Cell Genesys in which such person is named as a nominee for election as a director without objection to such nomination) of at least three-quarters of the Incumbent Directors at the time of such election or nomination



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        RESOLVED FURTHER: That "Involuntary Termination" means (i) the elimination of an Abgenix Employee's or a CG Officer's job position or a material reduction of an Abgenix Employee's or a CG Officer's job position or a material reduction of an Abgenix Employee's or CG Officer's duties, authority or responsibilities, relative to such individual's job position or duties, authority or responsibilities as in effect immediately prior to such reduction; (ii) a reduction in the base salary of an Abgenix Employee or CG Officer as in effect immediately prior to such reduction; (iii) the relocation of an Abgenix Employee or CG Officer to a facility or a location more than 50 miles from the individual's then present location; or (iv) any other involuntary termination of the Abgenix Employee's or the CG Officer's employment without cause except in the event of disability.

        RESOLVED FURTHER: That "Cause" means (i) any act of personal dishonesty, fraud or misrepresentation taken by an Abgenix Employee or a CG Officer in connection with his responsibilities as an employee or officer and intended to result in substantial gain or personal enrichment of the individual; (ii) the Abgenix Employee's or the CG Officer's conviction of a felony; (iii) improper disclosure of Abgenix's or Cell Genesys's confidential or proprietary information by the Abgenix Employee or CG Officer or (iv) the Abgenix Employee's or CG Officer's continued failure to substantially perform his principal duties in a reasonable period of time after receipt of written notice from Abgenix or Cell Genesys.

        RESOLVED FURTHER: That it is the intent of the Board that the above resolutions amended and superseded the October 23, 1996 resolutions of this Board with respect to the acceleration of option in the event of a Change of Control of Cell Genesys.

        RESOLVED FURTHER: That should the corporation's accountants determine that pooling of interests would be unavailable as a result of the change, then the board may elect to nullify the above resolutions.

        The Board next discussed the acceleration provisions in the corporation's outstanding options in the event of a change of control of the corporation. In this connection, it was noted that the options will accelerate to become exercisable in full in the event of a change of control of the corporation per the board resolution of October 23, 1996. One criterion requires an individual to be an employee of the corporation for at least one year to receive the benefit of acceleration. After further discussion of this provision and upon motion duly made and seconded, it was,

        RESOLVED: That in the event of a change of control of the corporation, an employee of the corporation holding options issued at any time under the Plan regardless of time served shall receive the benefit of the acceleration provisions set forth in the board resolutions of October 23,



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        1996, provided, however, that should the corporation's accountants determine pooling of interests would be unavailable as a result of this change, then the board may elect to nullify the change.

        . . .There being no further business, the meeting was thereupon duly adjourned.

                                                   /s/ Mario M. Rosati
                                                   ------------------------
                                                   Mario M. Rosati
                                                   Secretary of the Meeting